SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

_________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

The information provided in Item 5.02 concerning the entry into a material definitive agreement is incorporated by reference in this Item 1.01.

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 1, 2017, we have appointed Ms. Miriam Paramore as our President.

Ms. Paramore, age 54, has vast experience with healthcare companies, running businesses from start-ups to large divisions of public and private companies. Her early career was spent Ernst & Young, as a Healthcare Management Consultant. She has since occupied executive level and director positions at several healthcare companies. Most recently, from April 2016 to April 2017, Ms. Paramore served as COO and CTO of Lucro, Inc., a privately held company in| Nashville, Tennessee focused on the healthcare sector. From March 2015 to February 2016, she served as Executive Vice President of PDX a privately held company in Fort Worth, Texas that provides health information technology for pharmacies. From May 2008 to December 2013, she served as Executive Vice President of Emdeon, Inc. in Nashville, Tennessee, a health information technology and tech-enabled services company.

Aside from that provided above, Ms. Paramore does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Ms. Paramore and any of our directors or executive officers.

Aside from the following, Ms. Paramore has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Prior to her appointment as President, Ms. Paramore had been consulting with our company through her company, Last Mile Health, LLC.

On July 10, 2017, we entered into an agreement with Ms. Paramore to act as President of our company. Pursuant to the agreement, Ms. Paramore will receive an annual base salary of $220,000 and she will be eligible for a bonus of up to 40% of her base salary based on our executive bonus plan.

In addition, we also agreed to recommend to the Board of Directors that our company grant to Ms. Paramore an option under our 2013 Incentive Plan to purchase 500,000 shares of our common stock with an exercise price at fair market value per share on the date of grant.

The options will be subject to vesting and other terms as set forth in the 2013 Incentive Plan, Stock Option Grant Notice and Stock Option Agreement.

The agreement further provides that if Ms. Paramore’s employment with us is involuntarily terminated without cause, Ms. Paramore will be entitled to receive a severance payment of six months of her applicable base pay, provided that she has served for a period of six months beforehand. Once she has served 12 months, she will be entitled to receive a severance payment of twelve months of salary.

The agreement contains a Business Protection Agreement that contains restrictive covenants that include a non-compete both during her employment and for a period of one year thereafter, and an inventions assignment clause both during her employment and for a period of six months thereafter. The agreement also contains a confidentiality provision.

The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

SECTION 8 – Other Events

Item 8.01	Other Events

On July 31, 2017, we issued a press release concerning the appointment of Ms. Paramore to the new position of President of our company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated July 17, 2017, by and between OptimizeRx Corp. and Miriam Paramore
99.1	Press release, dated July 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Doug Baker
Doug Baker
Chief Financial Officer

Date: August 1, 2017

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